UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 5, 2013

DILIGENT BOARD MEMBER SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53205	26-1189601
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

39 West 37 St. 8th Floor New York, NY 10018
(Address of principal executive offices)

(212) 741-8181

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The Company issued a press release on August 6, 2013, New Zealand time, disclosing among other items certain preliminary financial information and operating metrics for its fiscal quarter ended June 30, 2013. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously disclosed, Diligent Board Member Services, Inc. (the “Company”) has been engaged in a review of its revenue recognition practices with the assistance of its new Chief Financial Officer, who has discussed such matters with the Company’s new independent accounting firm. On August 5, 2013, upon the recommendation of management, the Audit and Compliance Committee of the Board of Directors (the “Audit Committee”) determined that the combined effect of the errors described below was material to the Company’s financial statements and accordingly that the Company would restate its financial statements for the fiscal years ended December 31, 2012, 2011, and 2010 and its unaudited interim financial statements for the fiscal quarter ended March 31, 2013. Accordingly, the Company’s financial statements for such fiscal periods previously filed with the SEC, including interim periods within such fiscal years, should no longer be relied upon. In addition, any previously issued press release or other publicly issued statement by the Company containing financial information for such periods should not be relied upon.

The Audit Committee intends to request the Company’s current independent accounting firm, Deloitte & Touche LLP, to reaudit the Company’s financial statements for the fiscal years ending December 31, 2012, 2011 and 2010. As previously disclosed, Deloitte & Touche LLP was retained by the Company as its independent accounting firm in April 2013. Following completion of such reaudit, the Company plans to file restated financial statements for the affected fiscal periods. The Company does not expect to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 by the August 9, 2013 deadline. Although no assurance can be given as to when such reaudits and restatements can be completed, the Company intends to complete them as soon as practicable.

The Company is determining and quantifying the specific adjustments that need to be made to each of the periods affected by the restatement. The revenue recognition errors identified by the Company and the other items described below do not affect the total revenues ultimately earned or to be earned, the amount or timing of cash received or to be received from individual customer agreements, or the Company's liquidity or overall cash flow.

Based on its review to date, the Company anticipates making corrections to its historical financial statements in the following areas:

•	The Company previously disclosed that revenue attributable to particular customer agreements was recognized from the beginning of a month rather than from the date of contract signing, and that the Company failed to defer revenue recognition until customers are provided access to the Company's hosting environment, as required by U.S. GAAP. The Company will correct these errors. The effect of the errors was to accelerate the time when revenues were recognized under the Company’s customer agreements.

•	The Company will make an additional correction as a result of a comment letter received from the Staff of the Division of Corporation Finance of the SEC in connection with its review of the Company’s filings. In response to the comment, the Company plans to recognize revenue from installation fees under the Company’s customer agreements over the period during which the customer receives the benefit of the installation services, which will be a longer period than the twelve month contract term over which the Company previously recognized such revenue. The effect of the Company’s prior policy also was to accelerate the time when revenues (in this case installation fees) were recognized.

•	The Company will properly capitalize certain costs associated with software developed for internal use. These costs were previously expensed.

The Company has evaluated the impact of the foregoing errors, as well as certain other items that may be affected by any change in revenue recognition, such as deferred revenue and deferred commissions, in order to make the conclusion that the errors are material for the purpose of requiring a restatement in the Company’s historical financial statements.

As previously disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company has determined that there was a material weakness in its internal control over financial reporting relating to stock option grants and stock issuances. Management is assessing the effect of the errors described above on the Company’s internal control over financial reporting and disclosure controls and procedures and will not reach a final conclusion with respect to the effect of such errors on the Company’s internal control over financial reporting or disclosure controls and procedures until completion of the restatement and reaudit process. In connection with this assessment, management will determine whether any additional material weaknesses in its internal control over financial reporting have been identified.

The Company has informed Holtz Rubenstein Reminick LLP, the Company’s former independent registered public accounting firm of the matters disclosed in this filing. The Audit Committee and the Company’s management have discussed the matters disclosed in this Current Report on Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

A copy of the press release relating to the matters discussed above is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provision of the Securities Litigation Reform Act of 1995. Terms such as “expect,” “believe,” “continue," and “intend,” as well as similar comments, are forward-looking in nature. These forward-looking statements include statements regarding the Company’s intent to restate certain prior period financial statements and the errors that resulted in the Audit Committee reaching the decision that these historical financial statements could no longer be relied upon. There can be no assurance that the Company’s Board of Directors, Audit Committee, management or independent registered public accounting firm will not identify additional issues in connection with the restatement or reaudit, or that these issues will not require additional corrections to the Company’s prior period financial statements. These statements are subject to risks and uncertainties, including the risk that additional information may become available in preparing and reauditing the financial statements and may require the Company to make additional corrections, the time and effort required to complete the restatement of the financial statements, the ramifications of the Company’s potential inability to timely file periodic and other reports with the Securities and Exchange Commission, and the risk of litigation or governmental investigations or proceedings relating to these matters. In addition, as disclosed in our prior filings, our Special Committee investigation identified a number of instances in which we were not, or may not have been, in compliance with applicable New Zealand and US regulatory obligations and such instances may expose us to potential regulatory actions and/or contingent liabilities; certain of our past stock issuances and stock option grants may expose us to potential contingent liabilities, including potential rescission rights; we are subject to New Zealand Stock Exchange Listing Rules and compliance with securities and financial reporting laws and regulations in the US and New Zealand and face higher costs and compliance risks than a typical US public company due to the need to comply with these dual regulatory regimes; as of December 31, 2012 we identified material weaknesses in our internal control over financial reporting and concluded that our disclosure controls were not effective; we must address the material weaknesses in our internal controls, which otherwise may impede our ability to produce timely and accurate financial statements; our business is highly competitive and we face the risk of declining customer renewals or upgrades; and we may fail to manage our growth effectively. Please refer to Diligent’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2012 filed with the Securities and Exchange Commission for further information.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release dated August 6, 2013 New Zealand Daylight Time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2013	DILIGENT BOARD MEMBER SERVICES, INC.

	By:	/s/ Alessandro Sodi
Alessandro Sodi Chief Executive Officer